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                                                                    EXHIBIT 10.4
                           JOINT MARKETING AGREEMENT

     JOINT MARKETING AGREEMENT, dated as of _________, 1998 (this "Agreement"), by and between Creative Computers, Inc., a Delaware corporation ("CCI"), and uBid, Inc., a Delaware corporation ("uBid").

     WHEREAS, uBid is currently a wholly-owned subsidiary of CCI;

     WHEREAS, CCI and uBid have undertaken certain joint advertising and marketing efforts relating to their respective businesses;

     WHEREAS, uBid is considering an initial public offering of its Common Stock ("IPO");

     WHEREAS, after the IPO, CCI will own approximately 80.1% of the outstanding shares of uBid's Common Stock (the "Retained Shares");

     WHEREAS, subject to the conditions set forth in the Separation and Distribution Agreement, dated as of _________________, 1998, by and between CCI and uBid, CCI will distribute to its stockholders, not earlier than six months following the IPO, all of the Retained Shares in a tax-free distribution (the "Distribution"); and

     WHEREAS, after the IPO, uBid and CCI desire to continue such joint advertising and marketing efforts in accordance with the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual promises and representations contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto do mutually covenant, stipulate and agree as follows:

Section 1.  Joint Advertising and Marketing Efforts.
            ---------------------------------------

            (a) uBid shall continue (i) to appear constantly on at least a quarter (1/4) of the home page of CCI's "PC MALL" website, and (ii) to be the subject of a continuing banner advertisement on the home page of CCI's "PC MALL" website. CCI and uBid specifically agree that the form, content and design of any and all advertisements featuring uBid shall continue to be developed by or on behalf of uBid and shall be subject to uBid's final approval.

            (b) CCI shall have the benefit of a "click through" from the home page of uBid's website to CCI's "PC MALL" website.

Section 2.  Compensation.
            ------------

            In addition to the consideration to CCI provided for in Section 1(b) above, uBid shall pay CCI a monthly fee of $10,000 for the advertising and marketing services described in Section 1(a) above (such fee to be paid no later than _____ days after the close of each month during the term of this Agreement) or CCI, in CCI's sole discretion, may elect to receive a banner advertisement on each page of the uBid Website in lieu of such monthly fee. The form,
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content and design of any such banner advertisement shall be designed by or on behalf of CCI and shall be subject to CCI's final approval

Section 3.  Term.
            ----

            The initial term of this Agreement shall commence on the date hereof and shall continue for a period of one year unless earlier terminated by either party upon sixty (60) days prior written notice.

Section 4.  Mutual Covenant as to Banner Advertisements.
            -------------------------------------------

            Each of CCI and uBid hereby covenant and agrees that their respective banner advertisements provided for herein shall at all times comply with all applicable laws, rules and regulations and will not contain any material which is obscene, threatening, fraudulent, harassing, libelous, infringing of third party intellectual property rights, otherwise illegal or, in the reasonable judgment of the party required to display the advertisement, offensive.

Section 5.  Exclusivity.
            -----------

            During the term of this Agreement (a) CCI shall not sell any banner space to any other online auction site or otherwise permit any other online auction service to advertise on any of CCI's websites, and (b) uBid shall not sell any banner space to or otherwise permit any business in direct competition with CCI to advertise on any of uBid's websites.

Section 6.  Miscellaneous.
            -------------

            (a) This Agreement may not be transferred or assigned by either party, whether voluntarily or by operation of law, without the prior written consent of the other. This Agreement shall inure to the benefit of and be binding upon all permitted successors and assigns.

            (b) This Agreement shall be governed by the laws of the State of California (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

            (c) This Agreement may be executed in counterparts, each of which shall constitute an original and both of which together shall be deemed to be one and the same instrument.

            (d) All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by facsimile transmission or mailed (certified or registered mail, postage prepaid, return receipt requested):

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     If to CCI, to:          Creative Computers, Inc.
                             2555 West 190th Street
                             Torrance, California  90504
                             Attention:  Chief Financial Officer

                             Fax No.:  (310) 354-5645

     If to uBid:             uBid, Inc.
                             2525 Busse Highway
                             Elk Grove Village, Illinois  60007
                             Attention:  Chief Financial Officer

                             Fax No.:  (310) 616-0322

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which hand delivered, upon transmission of the facsimile transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error, or on the third business day following the date on which so mailed, except for a notice of change of address, which shall be effective only upon receipt thereof. In the case of a notice sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received. In no event shall the provision of notice pursuant to this Section 6(d) constitute notice for service of process.

            (e) This Agreement contains the entire understanding of the parties hereto with respect to its subject matter. This Agreement supersedes all prior agreements and understandings, oral or written, with respect to its subject matter.

            (f) In the event that any one or more of the provisions contained herein is held invalid or unenforceable in any respect, the parties shall negotiate in good faith with a view toward substituting therefor a suitable and equitable solution in order to carry out the intent and purpose of such invalid provision; provided, however, that the validity and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

            (g) The Section headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

Section 7.  Arbitration.
            -----------

            Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity hereof, or any transaction contemplated hereby shall be settled in accordance with the procedures set forth in Article VIII of the Separation and Distribution

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Agreement, dated as of _________, 1998, by and between CCI and uBid, as if such
Article VIII were set forth herein in its entirety.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                         CREATIVE COMPUTERS, INC.


                         By:_____________________________________

                           Name:   Frank F. Khulusi
                           Title:  Chairman of the Board,
                                   President and Chief Executive Officer


                         uBID, INC.


                         By:_____________________________________

                           Name:   Gregory K. Jones
                           Title:  President and Chief Executive Officer

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